Exhibit 99.01

EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

FormFactor, Inc., a Delaware corporation (the “Company”), hereby awards Performance-Based Restricted Stock Units (“PRSUs”) to the Participant named below as of the Date of Award set forth below pursuant to the Company’s Equity Incentive Plan, as amended (the “Plan”).  The terms and conditions of the Award are set forth in this Performance-Based Restricted Stock Unit Agreement (this “Agreement”), in the Terms and Conditions set forth in Exhibit A and in the Plan.  Capitalized terms not defined in this Agreement have the meaning ascribed to them in the Plan.

Name of Participant:
Participant’s ID #:
Participant’s Address:

Award Number:
Date of Award:
Target Number of PRSUs:
Amount Paid per Share by the Participant for the PRSUs Awarded:	$ 0.001
Vest / Release Schedule:

Provided the Participant renders continuous service to the Company, the PRSUs will become incrementally vested as to     % of the total number of RSUs earned as set forth in Exhibit B (rounded down to the nearest whole number) on the date the Performance Conditions set forth in Exhibit B are determined to be satisfied (the “First Vest Date”) and     % of the total number of RSUs earned will become vested on the earlier of (i) death or termination of employment on account of Disability or (ii) on the first annual anniversary of the First Vest Date. Vested PRSUs will be released to the participant on each vesting date or the first market trading day during an open trading window thereafter if the applicable vesting date is not on a market trading day during an open trading window, but no later than March 15th of the year following the scheduled release date.

The Company has signed this Agreement effective as of the Date of Award and has caused it to be executed in duplicate by its duly authorized representative.

FORMFACTOR, INC.

TOM ST. DENNIS
CHIEF EXECUTIVE OFFICER

Exhibit A

EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

TERMS AND CONDITIONS

This Award is subject to the following Terms and Conditions and the terms and conditions of the Plan, which are incorporated herein by reference.  The Participant and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Performance-Based Restricted Stock Unit Agreement (the “Agreement”).

This Agreement and the Plan constitute the entire agreement and understanding of the Company and the Participant with respect to this Award and supersede all prior understandings and agreements with respect to such subject matter.  If there is any discrepancy, conflict or omission between this Agreement and the provisions of the Plan as interpreted by the Committee, the provisions of the Plan shall apply.  Capitalized terms not defined in this Agreement have the meaning ascribed to them in the Plan.

1.                                       EFFECT OF TERMINATION OF EMPLOYMENT.

1.1                                 Except as otherwise provided in Sections 1.2 and 1.3 below, if the Participant’s employment is terminated by the Participant or by the Company before an applicable vesting date for any reason, all of the Performance-Based Restricted Stock Units (“PRSUs”) which have not yet vested shall be forfeited without consideration.

1.2                                 To the extent the PRSUs are outstanding at the time of a Corporate Transaction, such PRSUs shall automatically become earned at the greater of (a) the Target Number of PRSUs set forth in the Agreement or (b) based on the satisfaction of the Performance Conditions as set forth in Exhibit B immediately prior to the close of the Corporate Transaction, (the “Earned PRSUs”), and shall automatically become vested in full immediately prior to the close of the Corporate Transaction and settled in accordance with Section 2 below.  No such accelerated vesting, however, shall occur if and to the extent: (i) the Earned PRSUs are, in connection with the Corporate Transaction, either assumed by the successor corporation (or parent thereof) or replaced with comparable performance-based stock units of the successor corporation (or parent thereof), in each case having a minimum payout equal to the Earned PRSUs and preserving the settlement provisions set forth in Section 2 below, or (ii) the Earned PRSUs are replaced with a cash incentive program of the successor corporation which complies with Code Section 409A, and, at a minimum, preserves the fair market value of the Earned PRSUs at the time of the Corporate Transaction and provides for subsequent pay-out in accordance with the settlement provisions set forth in Section 2 below.  The determination of the comparability of the performance-based stock units under clause (i) above shall be made by the Committee, and such determination shall be final, binding and conclusive.  If, following a Corporate Transaction, the Participant’s employment is terminated without Cause, the Earned PRSUs shall become vested in full and settled in accordance with Section 2 below.

1.3                                 To the extent the PRSUs are outstanding at the time of the Participant’s death or Disability, such PRSUs shall automatically become earned and vested in full on the date of Participant’s death or termination of employment on account of Disability at the Target Number of PRSUs set forth in the Agreement, and settled in accordance with Section 2 below.

2.                                       SETTLEMENT.  In accordance with the Plan, to the extent an PRSU becomes earned and vested, and subject to the Participant’s satisfaction of any tax withholding obligations as discussed below, each vested PRSU will be settled in Shares on the applicable vesting date(s) (or the first market trading day during an open trading window thereafter if the vesting date is not on a market trading day during an open trading window, but no later than March 15th of the year following the scheduled release date) in exchange for such PRSU.  Issuance of Shares shall be in complete satisfaction of such vested PRSUs. Such settled PRSUs shall be immediately cancelled and no longer outstanding and you shall have no further rights or entitlements related to those settled PRSUs.

3.                                       RESTRICTIONS ON ISSUANCE.  The Company will not issue any Shares if the issuance of such Shares at that time would violate any law or regulation.

4.                                       TAX WITHHOLDING OBLIGATIONS.  The Participant shall satisfy his or her withholding tax obligations, but no more than the minimum statutory withholding amounts, in such a manner determined by the Committee in its sole discretion which may include the withholding or selling of all or a portion of any Shares that otherwise would be issued to the Participant.

5.                                       TAX ADVICE.  The Participant represents, warrants and acknowledges that the Company has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences.  THE PARTICIPANT UNDERSTANDS THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING ANY PERFORMANCE-BASED RESTRICTED STOCK UNITS. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

6.                                       NON-TRANSFERABILITY.  The PRSUs may not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily or involuntarily or by operation of law other than under the terms and conditions of the Plan.  The terms of the PRSUs shall be binding upon the legal representatives and authorized executors and assignees of Participant.

7.                                       RESTRICTION OF TRANSFER.  Regardless of whether the transfer or issuance of the Shares to be issued pursuant to the vesting of PRSUs has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.

8.                                       RIGHTS AS SHAREHOLDER.  The Participant holding PRSUs shall have no rights other than those of a general creditor of the Company.  Subject to the terms of this Agreement, the Participant holding outstanding PRSUs has none of the rights and privileges of a shareholder of the Company, including no right to vote or to receive dividends (if any).  Subject to the terms and conditions of this Agreement, PRSUs create no fiduciary duty of the Company to the Participant and only represent an unfunded and unsecured contractual obligation of the Company.  The PRSUs shall not be treated as property or as a trust fund of any kind.

9.                                       ADMINISTRATION.  The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company, and all other interested persons.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

10.                                 EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the PRSUs awarded pursuant to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Participant’s benefits under any employee benefit plan sponsored by the Company except as such plan otherwise expressly provides.  The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s employee benefit plans.

11.                                 NO EMPLOYMENT RIGHTS.  The award of the PRSUs pursuant to this Agreement shall not give the Participant any right to remain employed by the Company or a Subsidiary.  The Participant agrees that the Participants rights hereunder shall be subject to set-off by the Company for any valid debts the Participant owes the Company.

12.                                 NOTICES.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary.  Any notice to be given to the Participant shall be addressed to the Participant at the address listed in the employer’s records.  By a notice given pursuant to this Section, either party may designate a different address for notices.  Any notice shall have been deemed given when actually delivered.

13.                                 SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

14.                                 CONSTRUCTION.  The PRSUs are being issued pursuant to the Plan and are subject to the terms of the Plan.  A copy of the Plan has been made available to the Participant, and additional copies of the Plan are available upon request during normal business hours at the principal executive offices of the Company.  To the extent that any provision of this Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

15.                                 ADJUSTMENTS.  In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of outstanding PRSUs covered under this Agreement may be adjusted pursuant to the Plan.

16.                                 LIABILITY.  The Company (or members of the Board or Committee) shall not be liable to the Participant or other persons as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any unexpected or adverse tax consequence realized by the Participant or other person due to the award, receipt, or settlement of PRSUs or Shares under this Agreement.

17.                                 MISCELLANEOUS.

17.1                           This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.2                           The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Participant and Participant’s legal representatives and authorized assignees.

17.3                           To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Exhibit B